       1                                                       Exhibit 5



                                                    May 19, 1995



AT&T Corp.
32 Avenue of the Americas
New York, New York  10013

Dear Sirs:

     With reference to the registration statement on Form S-3 (the "Registration Statement") that AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $3.0 billion of the Company's notes (the "Notes"), to be issued under an indenture dated as of September 7, 1990, as amended, (the "Indenture"), between the Company and The Bank of New York, Trustee, and warrants to purchase Notes (the "Warrants"), I am of the opinion that:

     1. the Company is a duly organized and validly existing corporation under the laws of the State of New York;

     2. the execution and delivery of the Indenture and issuance of the Notes and the Warrants have been duly authorized by appropriate corporate action;

     3. the Indenture is a valid and binding agreement in accordance with its terms, and the Notes, when duly executed and authenticated in accordance with the terms of the Indenture and delivered in accordance with the provisions of either an underwriting, distribution or international distribution agreement, substantially in the forms filed as exhibits to the Registration Statement, will be legally issued and binding obligations of the Company in accordance with their terms, in each case subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors rights and to general equity principles;

     4. when the Warrants have been duly authorized and duly executed by the Company and countersigned as provided in the relevant Warrant Agreement and when duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement, including the prospectus and any prospectus supplement relating to such sale, such Warrants will be duly authorized and will be valid and binding obligations of the Company in accordance with, and subject to, their terms of the relevant Warrant Agreement, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors rights and to general equity principles; and

     5. the Company meets all the requirements for filing the Registration Statement.

     In giving the foregoing opinion, I have relied as to matters of the laws of the State of New York on an opinion of Michael J. Holliday, General Attorney, AT&T Corp., to the undersigned and the Company, dated today.
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     I hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the related prospectus under the heading "Legal Opinions".

                                   Very truly yours,



                                   Marilyn J. Wasser
                                   Vice President - Law and
                                   Secretary